Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

July 3, 2014
Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 205497561

Re: Neuromama, Ltd.

We have read the statements included in the 8-K dated June 17, 2014 of Neuromama, Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC